Exhibit 1.1

Ameris Bancorp

(a Georgia corporation)

$75,000,000

5.75% Fixed-to-Floating Rate Subordinated Notes due 2027

UNDERWRITING AGREEMENT

March 7, 2017

Stephens Inc.

111 Center Street

Little Rock, Arkansas 72201

as Representative of the Underwriters

named in Schedule A hereto

Ladies and Gentlemen:

Ameris Bancorp, a Georgia corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule A hereto (each, an “Underwriter” and, collectively, the “Underwriters”), for which Stephens Inc. is acting as representative (the “Representative”), an aggregate of $75,000,000 of the Company’s 5.75% Fixed-to-Floating Rate Subordinated Notes due 2027 (the “Securities”). The Securities will be issued pursuant to the Subordinated Debt Indenture, dated as of March 13, 2017 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture thereto relating to the Securities, to be dated as of the Closing Time, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as it deems advisable after this Agreement has been executed and delivered.

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The Company has filed with the United States Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-216254), as defined in Rule 405 of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “1933 Act,” and such rules and regulations thereunder being referred to as the “1933 Act Regulations”) which includes the form of prospectus covering the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430A and/or Rule 430B of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from the automatic shelf registration statement at the time it became effective but is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A or Rule 430B of the 1933 Act Regulations is referred to as “Rule 430 Information.” Any prospectus that omitted, as applicable, the Rule 430 Information, that was used after such automatic shelf registration statement was filed and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such automatic shelf registration statement, including any amendments thereto, the exhibits and schedules thereto, if any, including Form T-1, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, and any prospectus filed with the Commission pursuant to Rule 424(b) containing Rule 430 Information, as applicable, is herein called the “Registration Statement.” The prospectus, in the form in which it appears in the Registration Statement and including the documents incorporated by reference therein, is hereinafter called the “Base Prospectus”; and each supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) and including the documents incorporated by reference therein, is hereinafter called a “Prospectus Supplement,” and such final Prospectus Supplement as filed, along with the Base Prospectus, is herein after called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, any preliminary prospectus supplement, the Base Prospectus, any Prospectus Supplement, or the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). All references herein to any “preliminary prospectus” shall be deemed to mean and include, without limitation, the Statutory Prospectus (as defined below)) and each “preliminary prospectus” included in the Registration Statement referred to above. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Base Prospectus, any Prospectus Supplement, or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated therein by reference; and all references in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a Prospectus Supplement or the Prospectus shall be deemed to mean and include the filing of a post-effective amendment, any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated therein by reference, or form of prospectus.

SECTION 1.         Representations and Warranties and Agreements.

(a)          Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, as follows:

(i)           Compliance with Registration Requirements. (A) At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, and (C) at the date hereof, the Company (i) was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”) and (ii) was not an “ineligible issuer” as defined in Rule 405. The Company meets the requirements for use of Form S-3 under the 1933 Act as set forth in such form. The Registration Statement became effective automatically upon the filing thereof with the Commission under the 1933 Act on February 27, 2017. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any respective post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement meets the requirements set forth in Rule 415 of the 1933 Act Regulations.

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At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus, the Base Prospectus, any Prospectus Supplement, and the Prospectus complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus, the Base Prospectus, any Prospectus Supplement, and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Registration Statement relating to the Securities initially became effective within three years of the date hereof. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Securities, any of the Securities remain unsold by any of the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new registration statement relating to the Securities, in a form satisfactory to the Representative, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement relating to the Securities shall include such new registration statement.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:30 p.m. (Eastern time) on the date of this Agreement or such other time as agreed by the Company and the Representative.

“Issuer-Represented Free Writing Prospectus” means (i) the Term Sheet and (ii) any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (A) is required to be filed with the Commission by the Company or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule B hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

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“Statutory Prospectus” as of any time means the Base Prospectus and the preliminary prospectus supplement relating to the offering of the Securities dated March 6, 2017, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time.

“Term Sheet” means a pricing term sheet substantially in the form of Schedule C hereto.

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities or until any earlier date that the Company notified or notifies the Representative did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Base Prospectus, any Prospectus Supplement, or the Prospectus or any Issuer-Represented Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative expressly for use therein, which the parties acknowledge and agree consists only of the information contained in the first sentence under the caption “Underwriting - Price Stabilization, Short Positions” contained in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus (the “Underwriter Information”).

(ii)         Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the General Disclosure Package, in the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)        Independent Accountants. Each of (A) Crowe Horwath LLP, the accounting firm that certified certain of the financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus and (B) Porter Keadle Moore, LLC, the accounting firm that certified certain of the financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. With respect to the Company, neither Crowe Horwath LLP nor Porter Keadle Moore LLC is or has been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

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(iv)        Financial Statements. The financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present, with respect to the financial statements, fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10(e) of Regulation S-K under the 1933 Act, as applicable. The Company is subject to the reporting requirements of the 1934 Act and, during the last 12 months, has timely filed all reports required thereby. The Company meets the requirements under the 1933 Act specified in the Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 5110(b)(7)(C)(i).

(v)         Ordinary Course of Business.  Except as disclosed in each of the General Disclosure Package and the Prospectus, since December 31, 2016, (i) the Company and its subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) except for publicly disclosed ordinary stock dividends on the voting common stock, par value $1.00 per share (“Common Stock”) of the Company, the Company has not made or declared any distribution in cash or in kind to its shareholders, (iii) neither the Company nor any of its subsidiaries has issued any capital stock or securities issuable into capital stock except for securities issued pursuant to the Company’s existing shareholder approved equity incentive plans, except for publicly disclosed ordinary stock dividends on the Common Stock, (iv) neither the Company nor its subsidiaries has incurred any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the financial statements described in Section 1(a)(iv), except for liabilities that have arisen since such date in the ordinary and usual course of business and consistent  with past practice and (v) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined below).  As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(vi)        No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no Material Adverse Effect; (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to each of the Company and its subsidiaries, (C) except for regular dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (D) neither the Company nor any of its subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that would have a Material Adverse Effect, or has entered into any transactions not in the ordinary course of business that are material to the Company and its subsidiaries taken as a whole and (E) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, other than cash or stock dividends in the normal course of business consistent with past practice. For purposes of this Agreement, “Material Adverse Effect” means any fact, change, occurrence, event or circumstance that, individually or together with any other facts, changes, occurrences, events or circumstances, has or would reasonably be expected to have a material adverse effect on the business, business prospects, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by this Agreement.

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(vii)       Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Georgia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(viii)      Good Standing of Subsidiaries. Each significant subsidiary (as defined in Rule 1-02 of Regulation S-X) of the Company (“Significant Subsidiary”) has been duly organized and is validly existing as a corporation, business trust, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or other business entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Ameris Bank, a Georgia state chartered bank (the “Bank”) is the only Significant Subsidiary of the Company. A list of all subsidiaries of the Company is contained on Schedule D-1 hereto.

(ix)         Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of the Company’s issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(x)     Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xi)       Description of Securities. The Securities will conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the Prospectus, and the General Disclosure Package.

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(xii)          Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any portion of such indebtedness by the Company or any subsidiary. All consents, approvals, licenses, qualifications, authorizations or other orders of any court, regulatory body, administrative agency or other governmental agency or body that are required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, including the issuance, sale, authentication and delivery of the Securities, have been obtained, except such consents, approvals authorizations, registrations or qualifications as may be required under the rules of Nasdaq (as defined below) or under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(xiii)         Nasdaq Compliance. The Company is in compliance in all material respects with the requirements of The Nasdaq Global Market (“Nasdaq”) for continued listing of the Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of its Common Stock under the 1934 Act or the listing of its Common Stock on the Nasdaq, nor has the Company received any notification that the SEC or Nasdaq is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of Nasdaq.

(xiv)      Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to result in a Material Adverse Effect.

(xv)        Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xvi)     Material Contracts. The material contracts to which the Company or any of its subsidiaries is a party, have been duly and validly authorized, executed and delivered by the Company or its subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or its subsidiaries, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

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(xvii)     Bank Holding Company Act. The Company has been duly registered as a bank holding company and has elected to be treated as a financial holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended. Each of the Company and the Bank is in compliance in all material respects with all applicable laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”), and the Georgia Department of Banking and Finance, as applicable (collectively, the “Bank Regulatory Authorities”). Except in respect of those matters disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter (including, without limitation, any notification from the Federal Reserve of a proposal to increase the minimum capital requirements of the Company or any of its subsidiaries, pursuant to the Federal Reserve’s authority under 12 U.S.C. 3907(a)(2)) from, or has adopted any board resolutions at the request of, any agency that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any agency that it is considering issuing or requesting any such Regulatory Agreement.  The Bank is an insured depository institution and has received a Community Reinvestment Act rating of “Satisfactory” or better. There is no unresolved violation, criticism or exception by any agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which is reasonably likely to result in a Material Adverse Effect.

(xviii)    No Restrictions; No Transactions. Except as disclosed in each of the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the Federal Reserve (other than orders applicable to banks and their holding companies and their subsidiaries generally) or any other federal or state bank regulatory authorities with jurisdiction over any subsidiary, under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.  The deposit accounts of the Bank are insured by the Deposit Insurance Fund to the fullest extent permitted by the law and the rules and regulations of the FDIC and no proceeding for the revocation or termination of such deposit insurance has been instituted or is pending or, to the knowledge of the Company, is threatened.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any subsidiary or business unit or any similar business combination transaction which would be material to the Company and its subsidiaries taken as a whole.

(xix)      Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so properly described and filed as required.

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(xx)        Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or has knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxi)       Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the rules of Nasdaq, the securities laws of any state or non-U.S. jurisdiction or the rules of FINRA.

(xxii)      Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xxiii)     Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

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(xxiv)    Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxv)     Environmental Laws. Except as described in the Registration Statement and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi)    Taxes. The Company and each of its subsidiaries has (A) timely filed all material foreign, federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all such returns and reports are true, correct and complete in all material respects, (B) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (C) established on the Company’s most recent consolidated balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(xxvii)   Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its subsidiaries and the value of their properties and as are customary in the business in which the Company and its subsidiaries are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

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(xxviii)    Statistical and Market Data. The statistical and market related data contained in the Prospectus and Registration Statement are based on or derived from sources which the Company believes are reliable and accurate.

(xxix)      Relationship. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement and/or the Prospectus and that is not so described.

(xxx)        Internal Control Over Financial Reporting. The Company and its subsidiaries maintain a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the 1934 Act) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxi)      Disclosure Controls and Procedures. The Company and its subsidiaries maintain a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and its subsidiaries disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(xxxii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiii) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

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(xxxiv)     Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (D) made any bribe, rebate, payoff, influence payment, kickback or other payment in violation of any applicable law, rule or regulation.

(xxxv)      Anti-Money Laundering Laws. Except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, neither the Company nor any of its subsidiaries has violated or is in violation of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of any jurisdiction, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvi)     OFAC. None of the Company, any subsidiary of the Company or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (1) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (2) the government of any Sanctioned Country, (3) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (4) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals (“SDN List”) of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States Law, or (C) is a person, entity or organization currently the subject of any Sanctions or (D) located, organized or resident in any Sanctioned Country;

(xxxvii)    No Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

(xxxviii)No Stabilization or Manipulation. Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xxxix)     No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Base Prospectus, any Prospectus Supplement, the Statutory Prospectus or the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representative.

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(xl)         Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xli)        Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xlii)      ERISA. The Company and each of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the subsidiaries or ERISA Affiliates would have any liability; the Company and each of the subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing as occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary is a member.

(xliii) Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance, in all material respects, with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xliv) Off-Balance Sheet Transactions. There is no transaction, arrangement or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably expected to have a Material Adverse Effect.

(xlv) Indenture. The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will constitute a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Indenture has been, and at the Closing Time will be, duly qualified under the 1939 Act. The Securities have been duly authorized by the Company and, at Closing Time, will have been duly executed by the Company and, when authenticated and delivered by the Trustee in the manner provided for in the Indenture and issued and delivered by the Company against payment therefor as provided for in this Agreement, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.

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(xlvi) Cuba. The Company has complied with, and is in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder, or is exempt therefrom.

(b)         Representations and Warranties Related to the Bank. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, as follows:

(i) The Bank is duly chartered and is validly existing as a Georgia state-chartered bank and is in good standing under the laws of the State of Georgia and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified, except where such failure would not reasonably be expected to have a material adverse effect on the business, business prospects, management, financial position, shareholders’ equity or results of operations of the Bank. The Bank is the only Significant Subsidiary and does not itself have any subsidiaries other than those contained in Schedule D-2.

(ii) Neither the Bank nor any of its subsidiaries is (A) in violation of its articles of incorporation or bylaws (or other organization documents), (B) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Bank, except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, or (C) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Bank or its subsidiaries is a party or by which any of them or any of their respective properties may be bound, except where any such default, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, business prospects, management, financial position, shareholders’ equity or results of operations of the Bank.

(iii) The Bank has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Bank is the only depository institution subsidiary of the Company and the activities of the Bank and its subsidiaries are permitted under the laws and regulations of the State of Georgia and the FDIC and the deposit accounts in the Bank are insured up to the applicable limits by the FDIC and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened against the Bank.

(c)          Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

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SECTION 2.          Sale and Delivery to Underwriters; Closing.

(a)          Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company agrees to sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the respective principal amount of the Securities set forth opposite its name in Schedule A at a purchase price equal to 98.5% of the principal amount thereof plus accrued interest, if any, from March 13, 2017 to the Closing Time.

(b)          Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Covington & Burling LLP, One CityCenter, 850 Tenth Street, N.W., Washington, D.C. 20001, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of one or more global notes representing the Securities (collectively, the “Global Notes”) to the nominee of the Depository Trust Company (“DTC”) through the facilities of DTC for the respective accounts of the Underwriters. The Company will cause the Global Notes to be made available for checking at least twenty-four hours prior to the Closing Time with respect thereto.

SECTION 3.          Covenants of the Company. The Company covenants and agrees with each of the Underwriters as follows:

(a)          Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 430B, as applicable, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any Prospectus Supplement or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Base Prospectus, any Prospectus Supplement, or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)          Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment or supplement to the Registration Statement (including any filing under Rule 462(b)), any preliminary prospectus, the Base Prospectus, any Prospectus Supplement, or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

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(c)          Delivery of Registration Statement. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Base Prospectus and any Prospectus Supplement as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations, would be) required by the 1933 Act to be delivered in connection with sales of the Securities ending no later than nine months from the date hereto (the “Delivery Period”), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative written notice of such event or condition, (B) prepare and file with the Commission, subject to Section 3(b) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible, and (C) the Company will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(f)          Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for the Delivery Period; provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for the Delivery Period. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as such Underwriter may request.

(g)         Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)         Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)          Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j)          Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Issuer Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k)          DTC. The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC, if required.

(l)          Term Sheet. The Company will prepare the Term Sheet, containing solely a description of the final terms of the Securities and the offering thereof, and after affording the Representative the opportunity to comment thereon, file the Term Sheet with the Commission pursuant to Rule 433(d) within the time required by such Rule.

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SECTION 4.          Payment of Expenses.

(a)          Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of one or more global notes representing the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of the Blue Sky Survey and any supplement thereto and the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of DTC, if required, (vi) the printing and delivery to the Underwriters of copies of the Base Prospectus, any Prospectus Supplement, any preliminary prospectus supplement, any Permitted Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, and (ix) the reasonable fees and disbursements of counsel to the Underwriters in connection with determining the compliance of the terms of the sale of the Securities with the rules and regulations of FINRA.

(b)          Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.          Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)          Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus containing the Rule 430 Information shall have been filed with the Commission in the manner required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or Rule 430B).

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(b)         Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Rogers & Hardin LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters.

(c)         Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Covington & Burling LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter.

(d)         Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Base Prospectus, any Prospectus Supplement, the Prospectus, or the General Disclosure Package, as of the execution of this Agreement or the Applicable Time, any Material Adverse Effect, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) none of the situations set forth in Section 5(k) shall have occurred, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(e)         Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from each of (i) Crowe Horwath LLP, with respect to the Company, and (ii) Porter Keadle Moore, LLC, with respect to the Company, a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)         Bring-down Comfort Letter. At the Closing Time the Representative shall have received from each of (i) Crowe Horwath LLP, with respect to the Company and (B) Porter Keadle Moore, LLC, with respect to the Company, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g)        Certificate of Chief Financial Officer. At the time of the execution of this Agreement and at the Closing Time, the Representative shall have received a certificate executed by the Chief Financial Officer of the Company, in form and substance, reasonably satisfactory to the Representative.

(h)        Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(i)         No Objection. FINRA shall have raised no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

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(j)          Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(k)          No Important Changes. Since the execution of this Agreement, (i) in the judgment of the Representative, since the respective date hereof or the respective dates of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there shall not have occurred any Material Adverse Effect, and (ii) there shall not have been any decrease in or withdrawal of the rating of any debt securities or preferred securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)          No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(m)        Additional Documents. At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(n)          Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)          Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in rule 501(b) under the 1933 Act) (“Affiliates”), its selling agents, directors, officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Base Prospectus, any Prospectus Supplement, the Prospectus, the General Disclosure Package or any Issuer-Represented Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)        against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b)         Indemnification of Company, Directors and Officers. Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430 Information, if applicable, or any preliminary prospectus, the Base Prospectus, any Prospectus Supplement, the Prospectus, the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)          Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)          Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.          Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

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For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and such Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8.          Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or by or on behalf of the Company, and (ii) delivery of and payment for the Securities.

SECTION 9.          Termination of Agreement.

(a)          Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Base Prospectus, any Prospectus Supplement, the General Disclosure Package or the Prospectus, any Material Adverse Effect; (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including, without limitation, as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or if trading generally on the New York Stock Exchange or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe, or (v) if a banking moratorium has been declared by federal, New York or Georgia authorities.

(b)          Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attention: Bill Keisler (fax no. 501.377.2677), with a copy (which shall not constitute notice) to Covington & Burling LLP, One CityCenter, 850 Tenth Street, N.W., Washington, D.C. 20001, Attention: Michael P. Reed (fax no. 202.778.5988) and Christopher J. DeCresce (fax no. 646.441.9017). Notices to the Company shall be directed to it at 10 First St., S.E., Moultrie, Georgia 31768, Attention: Edwin W. Hortman, Jr. (fax. no. 904.292.3732), with a copy (which shall not constitute notice) to Rogers & Hardin LLP, 2700 International Tower, 229 Peachtree Street, NE, Atlanta, Georgia 30303, Attention: Jody L. Spencer (fax. no. 404.230.0972).

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SECTION 11.         Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12.         No Fiduciaries. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed, and will not assume, an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has an obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) each Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13.       GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ITS CONFLICTS OF LAWS PRINCIPLES. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.       General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

AMERIS BANCORP

/s/ Edwin W. Hortman, Jr.
By: Edwin W. Hortman, Jr.
Name: President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

STEPHENS Inc.
For itself and as Representative of the
other Underwriters named in Schedule A hereto

/s/ A. Davidson Hall
By: A. Davidson Hall
Name: Managing Director

SCHEDULE A

Name of Underwriters	Aggregate Dollar Amount of Securities to be Purchased

Stephens Inc.	$67,500,000

Sandler O’Neill & Partners, L.P.	$7,500,000

Total	$75,000,000

Schedule A-1

SCHEDULE B

Issuer-Represented General Free Writing Prospectus

1. Investor Presentation dated March 6, 2017

2. Term Sheet dated March 7, 2017

Schedule B-1

SCHEDULE C

Term Sheet

See attached.

Schedule C-1

Filed Pursuant to Rule 433

Supplementing the Preliminary Prospectus Dated March 6, 2017

Registration No. 333-216254

March 7, 2017

Term Sheet

$75,000,000

5.75% Fixed-to-Floating Rate Subordinated Notes due March 2027

This term sheet relates only to the securities described below and supplements and should be read together with the preliminary prospectus supplement dated March 6, 2017 and the accompanying prospectus (including the documents incorporated by reference therein) relating to those securities. Capitalized terms used in this term sheet but not defined have the meanings given to them in such preliminary prospectus supplement.

Issuer:	Ameris Bancorp, a Georgia corporation (the “Company”)

Securities Offered:fw	5.75% Fixed-to-Floating Rate Subordinated Notes due March 2027 (the “Notes”)

Aggregate Principal Amount:	$75 Million

Rating:	Kroll Bond Rating Agency: BBB-

A rating reflects only the view of a rating agency, and it is not a recommendation to buy, sell or hold the Notes. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if such rating agency decides that circumstances warrant that change. Each rating should be evaluated independently of any other rating.

Trade Date:	March 8, 2017

Settlement Date:	March 13, 2017

Final Maturity (if not previously
redeemed):	March 15, 2027

Interest Rate:	From and including the original issue date to, but excluding March 15, 2022, a fixed per annum rate of 5.75%, payable semi-annually in arrears.

From and including March 15, 2022, through, but excluding the maturity date or the date of earlier redemption, a floating per annum rate equal to three-month LIBOR (provided, however, that in the event three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero) plus 3.616%, payable quarterly in arrears.

Issue Price to Investors:	100%

Interest Payment Dates:	Interest on the Notes will be payable on September 15 and March 15 of each year through March 15, 2022, and thereafter on June 15, September 15, December 15, and March 15 of each year to the maturity date or earlier redemption. The first interest payment will be made on September 15, 2017.

Schedule C-2

Day Count Convention:	30/360 to but excluding March 15, 2022, and, thereafter, a 360-day year and the number of days actually elapsed.

Optional Redemption:	The Company may, at its option, beginning with the Interest Payment Date of March 15, 2022 and on any scheduled Interest Payment Date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

Special Event Redemption:	The Notes may not be redeemed prior to March 15, 2022, except that the Company may redeem the Notes at any time, at its option, in whole but not in part, subject to obtaining any required regulatory approvals, if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest through, but excluding, the redemption date. For more information, see ‘‘Description of the Notes –Redemption” in the preliminary prospectus supplement dated March 6, 2017.

Denomination:	$1,000 denominations and integral multiples of $1,000.

Listing and Trading Markets:	The Company does not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. Currently there is no public market for the Notes and there can be no assurances that any public market for the Notes will develop.

Underwriters’ Discount:	1.5%

Proceeds to the Company (after
underwriting discount, but before
expenses):	$73,875,000

Use of Proceeds:	The Company expects to use the net proceeds from the sale of the Notes to repay existing indebtedness under its revolving credit agreement and for other general corporate purposes, which may include providing capital to support its growth organically or through strategic acquisitions, financing investments and capital expenditures, and for investments in its banking subsidiary, Ameris Bank, as regulatory capital.

CUSIP / ISIN:	03076KAA6 / US03076KAA60

Sole Book Running Manager:	Stephens Inc.

Co-Manager:	Sandler O’Neill & Partners, L.P.

The Company has filed a shelf registration statement (File No. 333-216254) (including a base prospectus) and a related preliminary prospectus supplement dated March 6, 2017 with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and any other documents that the Company has filed with the SEC for more information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, the underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Stephens Inc. toll-free at (800) 643-9691 or Sandler O’Neill & Partners, L.P. toll-free at (866) 805-4128.

Schedule C-3

SCHEDULE D-1

Subsidiaries of The Company

1.	Ameris Bank
2.	Ameris Statutory Trust I
3.	First National Banc Statutory Trust I
4.	Prosperity Bank Statutory Trust II
5.	Prosperity Bank Statutory Trust III
6.	Prosperity Bank Statutory Trust IV
7.	Prosperity Banking Capital Trust I
8.	Coastal Bankshares Statutory Trust I
9.	Coastal Bankshares Statutory Trust II
10.	Merchants & Southern Statutory Trust I
11.	Merchants & Southern Statutory Trust II
12.	Atlantic BancGroup, Inc. Statutory Trust I
13.	Jacksonville Statutory Trust I
14.	Jacksonville Statutory Trust II
15.	Jacksonville Bancorp, Inc. Statutory Trust III

Schedule D-1-1

SCHEDULE D-2

Subsidiaries of Ameris Bank

1.	Southland Real Estate Holdings, Inc.
2.	Ameris Sub Holding Company, Inc., having the following direct subsidiaries:
a.	Moultrie Real Estate Holdings, Inc.
b.	Quitman Real Estate Holdings, Inc.
c.	Thomas Real Estate Holdings, Inc.
d.	Citizens Real Estate Holdings, Inc.
e.	Cairo Real Estate Holdings, Inc.
f.	Cordele Real Estate Holdings, Inc.
g.	First National Real Estate Holdings, Inc.
h.	M&F Real Estate Holdings, Inc.
i.	Tri-County Real Estate Holdings, Inc.
3.	Prosperity Land Holdings, LLC
4.	East Arlington, Inc.
5.	Fountain Financial, Inc.
6.	Jarrett Point, LLC
7.	Parman Place, Inc.
8.	S. Pt. Properties, Inc.
9.	TJB Properties, LLC

Schedule D-2-1